AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 1 (this "Amendment") amends the Amended and Restated Employment Agreement (the "Agreement") between Fuel Systems Solutions, Inc., a Delaware corporation (the "Company ") and Mariano Costamagna, a natural person and a resident of the Republic of Italy ("Executive ") dated as of December 9, 2008 and, effective January 1, 2009, is entered into as of January 27, 2010 (the "Effective Date").

RECITALS

WHEREAS, the Company and Executive desire to amend the Agreement as hereinafter set forth following approval of this Amendment by the Compensation Committee and Board of Directors of the Company;

WHEREAS, unless otherwise defined herein, capitalized terms used herein shall have their respective meanings set forth in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

1. Paragraph 3 of the Agreement is hereby amended and replaced in its entirety to provide as follows:

3. Compensation. For all services rendered by Executive under this Agreement, Company shall cause Executive to be paid an aggregate annual base salary as follows: (i) 145,000 in U.S dollars and (ii) and 335,000 in Euros. Executive shall not be paid any other compensation in any capacity as a director, officer or otherwise by any Affiliated Entity of the Company without the approval of the Board. Executive shall be paid his base salary on the same basis applicable to executive employees generally, minus all lawful and agreed upon payroll deductions.

2. This Amendment is made in accordance with Paragraph 13.1 of the Agreement with respect to modification of the Agreement.

3. As used in the Agreement, the term "Agreement" shall mean the Agreement, as from time to time amended (including without limitation, this Amendment).

4. Except as set forth above, the Agreement, as amended hereby, shall remain in full force and effect without further modification.

5. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which taken together will constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

Fuel Systems Solutions, Inc.

/s/ Matthew Beale
By Matthew Beale
President

/s/ Mariano Costamagna
Mariano Costamagna